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                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Catherine R. McClellan and Victor Ugolyn (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign the Registration Statement filed on Form N-14 under the Securities Act of 1933 and all amendments and supplements thereto of Enterprise Group of Funds, Inc. (the "Fund"), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Fund, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned officers or Directors himself or herself might or could do.

     IN WITNESS WHEREOF, the undersigned officers and Directors have hereunto set their hands this 26th day of March, 1997.


 /s/ Phillip G. Goff                     /s/ Arthur Howell
--------------------------------        -----------------------------------
Phillip G. Goff                         Arthur Howell
Principal Financial and                 Director
Accounting Officer
                                         /s/ William A. Mitchell,  Jr.
 /s/ Arthur T. Dietz                    -----------------------------------
--------------------------------        William A. Mitchell,  Jr.
Arthur T. Dietz                         Director
Director

 /s/ Samuel J. Foti                      /s/ Lonnie H. Pope
--------------------------------        -----------------------------------
Samuel J. Foti                          Lonnie H. Pope
Director                                Director

                                        /s/ Michael I. Roth
                                        -----------------------------------
                                        Michael I. Roth
                                        Director